UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

(404) 471-1634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 4, 2021, Floor & Decor Holdings, Inc. (the “Company”) and Floor and Decor Outlets of America, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Purchaser”), completed the previously announced acquisition of 100% of the issued and outstanding equity interests of Spartan Surfaces, LLC, a Delaware limited liability company and successor by conversion of Spartan Surfaces, Inc., a Pennsylvania corporation (“Spartan”), pursuant to the terms of the membership interest purchase agreement, dated as of May 13, 2021 (the “Purchase Agreement”), by and among the Company, Purchaser, Kevin Jablon, an individual resident of Maryland, The Jablon 2021 Trust, a grantor trust governed by Maryland law, SSJ Holdco, LLC, a Delaware limited liability company, and Spartan, for a purchase price of up to $90 million, consisting of $67 million in cash and $5 million of the Company’s Class A common stock, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness of Spartan, and amounts placed in escrow (the “Acquisition”). The purchase price also includes a potential earn out payment of up to $18 million based on achievement of certain performance metrics. In connection with the Acquisition, the Company intends to enter into offer letters and non-competition agreements with certain key employees of Spartan.

Spartan is a specialty flooring distribution company headquartered in Bel Air, Maryland with showrooms in Washington, D.C., and Chicago, Illinois.

The foregoing description of the Purchase Agreement is a general summary of certain material terms and does not purport to be a complete description of all terms that might be considered to be material.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: June 4, 2021	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, General Counsel, and Secretary